Exhibit 2.1

AMENDMENT NO. 2 TO THE

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 30, 2010 (the “Effective Date”) by and among (i) (a) KND Development 52, L.L.C., a Delaware limited liability company (“KND 52”), (b) KND Development 53, L.L.C., a Delaware limited liability company (“KND 53”), (c) KND Development 54, L.L.C., a Delaware limited liability company (“KND 54”), and (d) KND Development 55, L.L.C., a Delaware limited liability company (“KND 55” together with KND 52, KND 53 and KND 54, each individually and collectively, the “Purchaser”), (ii) Kindred Healthcare Operating, Inc., a Delaware corporation (the “Guarantor”), (iii) (a) Vista Healthcare Holdings, LLC, (b) Vista Healthcare, LLC, (c) Vista Hospital of South Bay, LP, (d) South Bay Community Hospital, Inc., (e) Rancho Cucamonga Community Hospital, LLC, (f) Vista Specialty Hospital of Southern California, LP, (g) Perris Valley Community Hospital, LLC, and (h) Vista Hospital of South Bay, LLC (each, a “Seller” and collectively, the “Sellers”), (iv) (a) Ara Tavitian, M.D., (b) J. Vartan Hovsepian, (c) Marc Ferrell, (d) Marc Furstman, (e) Vista Hospital Management Group, Inc., (f) The Ara Tavitian 2010 GRAT, (g) Vista Partnership Holding, LLC (each, a “Principal” and collectively, the “Principals”) and (iv) Tavitian Holdings, LLC, a Delaware limited liability company (the “Seller Representative”) in its capacity as the Sellers’ representative.

RECITALS

WHEREAS, the Purchaser, the Seller Representative, the Guarantor, the Sellers and the Principals entered into that certain Asset Purchase Agreement dated as of August 23, 2010, as amended by Amendment No. 1 To The Asset Purchase Agreement dated as of October 21, 2010 (collectively, the “Asset Purchase Agreement”);

WHEREAS, pursuant to Section 13.4 of the Asset Purchase Agreement, the Purchaser and the Seller Representative may amend the Asset Purchase Agreement; and

WHEREAS, the Parties desire to amend the Asset Purchase Agreement with respect to certain matters set forth in the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendments.

1.1 Section 1.1 of the Asset Purchase Agreement is hereby amended by the addition of new subsection (mmmmmmm) as follows:

““Closing Disclosure Schedules” has the meaning ascribed to it in the first, unnumbered, paragraph of Article V hereunder.”

1.2 Section 2.5(a) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read in full as follows:

“(a) Purchase Price. In consideration of the aforesaid sale, assignment, transfer and delivery of the Purchased Assets, the Purchaser shall, by 10:00 A.M. Pacific Time on the Closing Date, (a) pay to the Sellers an aggregate cash amount equal to One Hundred Seventy Eight Million Dollars ($178,000,000) (the “Purchase Price”), less Ten Million Dollars ($10,000,000) (the “Escrow Amount”), and (b) assume the Assumed Liabilities. Prior to the Closing, the Purchaser shall deliver the Purchase Price to the Real Property Escrow Holder and such funds shall be disbursed by the Real Property Escrow Holder in accordance with a settlement statement prepared by Real Property Escrow Holder and executed by the Seller Representative and by Purchaser. Upon Real Property Escrow Holder’s receipt of such funds from Purchaser, Real Property Escrow Holder shall immediately invest the same in an interest bearing account of a federally insured bank or savings and loan association acceptable to Purchaser. All interest which accrues on said funds shall inure to the benefit of Purchaser.”

1.3 The first, unnumbered, paragraph of Article V of the Asset Purchase Agreement is hereby amended and restated in its entirety to read in full as follows:

“Other than with respect to representations and warranties in Section 5.23, which are made by The Tavitian GRAT only, each of the Sellers and each of the Principals, jointly and severally, hereby represents and warrants to the Purchaser that, except as set forth on (a) the Disclosure Schedules, and (b) the closing disclosure schedules attached hereto as Exhibit AA (“Closing Disclosure Schedules”), which exceptions in each of items (a) and (b) immediately above shall be deemed to be part of, and qualifications to, the representations and warranties made hereunder (with the Disclosure Schedules deemed to be part of and qualifications to such representations and warranties as of the Execution Date and the Closing Disclosure Schedules deemed to be part of and qualifications to such representations and warranties as of the Closing Date), the following representations and warranties are true and complete as of the Execution Date and as of the Closing Date. The Disclosure Schedules and Closing Disclosure Schedules shall be arranged in schedules corresponding to the sections contained in this Article V, and any disclosure made in any section of the Disclosure Schedules or Closing Disclosure Schedules shall qualify other sections in this Article V only if the disclosures in either of the Disclosure Schedules or Closing Disclosure Schedules specifically refer to such other sections of this Article V or their corresponding schedules in the Disclosure Schedules or Closing Disclosure Schedules, as the case may be.”

1.4 Section 7.9 of the Asset Purchase Agreement is hereby amended by the addition of new subsection (e) as follows:

“(e) “Reference is hereby made to that certain Ancillary Services (Clinical Services) Agreement by and between Vista Hospital of South Bay, LP and Gardens Regional Hospital and Medical Center, Inc. dba Tri-City Regional Medical Center (“Tri-City”), as amended (the “Ancillary Services Agreement”), which is an Assigned Contract. In connection with the Closing, Tri-City has provided to Sellers an estimate of the amount owed to Tri-City pursuant to the Ancillary Services Agreement as of the Effective Time (“Estimated Amount”), and Sellers shall pay the Estimated Amount to Tri-City at or before the Closing. Within 30 days after receipt by Sellers and by Purchaser of an invoice or statement from Tri-City setting forth the actual amount due pursuant to the Ancillary Services Agreement as of the Effective Time (the “Actual Amount”), Sellers and Purchaser shall meet and reconcile the Estimated Amount with the Actual Amount. pursuant to the procedures set forth in Section 10.3 of this Agreement.”

1.5 Section 8.2 of the Agreement is hereby amended by the addition of new subsection (z) as follows:

“(z) Purchaser shall have received and approved as to form and content an amendment to the Ancillary Services (Clinical Services) Agreement by and between Vista Hospital of South Bay, LP and Gardens Regional Hospital and Medical Center, Inc. dba Tri-City Regional Medical Center in substantially the form reviewed by the parties on October 29, 2010;”

1.6 Section 8.2 of the Agreement is hereby amended by the addition of new subsection (aa) as follows:

“(aa) Purchaser shall have received and approved as to form and content an amendment to the Long Term Acute Care Hospital Agreement by and between Vista Hospital of South Bay, LP and Gardens Regional Hospital and Medical Center, Inc. dba Tri-City Regional Medical Center in substantially the form reviewed by the parties on October 29, 2010;”

1.7 Section 8.2(h)(ii) of the Agreement is hereby deleted in its entirety.

1.8 The Agreement is hereby amended to add Exhibit AA attached to this Amendment. To the extent any of the schedules included within Exhibit AA relates to or qualifies a section or subsection of the Agreement other than sections or subsections under Article V of the Agreement, such relationship or qualification shall be effective as of the Effective Time.

2.	Miscellaneous.

2.1 Except as specifically set forth by this Amendment, all other terms and provisions of the Asset Purchase Agreement shall remain in full force and effect.

2.2 Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

2.3 This Amendment may be executed in counterparts and by pdf or facsimile, and each such counterpart, pdf and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Asset Purchase Agreement as of the Effective Date.

“PURCHASER”

KND DEVELOPMENT 52, L.L.C.

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Senior Vice President of Corporate Legal Affairs and Corporate Secretary

KND DEVELOPMENT 53, L.L.C.

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Senior Vice President of Corporate Legal Affairs and Corporate Secretary

KND DEVELOPMENT 54, L.L.C.

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Senior Vice President of Corporate Legal Affairs and Corporate Secretary

KND DEVELOPMENT 55, L.L.C.

By:	/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Senior Vice President of Corporate Legal Affairs and Corporate Secretary

“SELLER REPRESENTATIVE”

TAVITIAN HOLDINGS, LLC

By:	/s/ Ara Tavitian, M.D.
Name:	Ara Tavitian, M.D.
Title:	Managing Member